Exhibit 99.1

Ranger Oil Announces $100 Million Share Repurchase Program

-Achieves Previously Announced Leverage Target

HOUSTON, April 13, 2022 (GLOBE NEWSWIRE) — Ranger Oil Corporation (“Ranger” or the “Company”) (NASDAQ: ROCC) today announced that the Company has reduced its leverage to its previously stated target, and its Board of Directors approved a $100 million share repurchase program. As of March 31, 2022, Ranger had a net debt(1) balance of approximately $521.6 million, down approximately $64.9 million (11%) from its net debt(1) balance as of December 31, 2021.

Darrin Henke, President and Chief Executive Officer of Ranger, commented, “We are proud to announce that at the end of the first quarter, Ranger had achieved its leverage target of less than 1.0x. Due to our robust free cash flow profile and balance sheet strength, combined with a deep inventory of some of the most attractive oil-weighted drilling locations in North America, our Board of Directors has authorized a portion of our free cash flow to be returned to shareholders through opportunistic share repurchases. This program is part of our strategy to maximize shareholder value through efficient deployment of our operational cash flow with a focus on risk-adjusted cash-on-cash returns. The Company’s continued strong operational and financial performance allows us to pursue a number of key objectives in addition to share repurchases including continued deleveraging, disciplined consolidation, a reasonable fixed dividend, and measured organic investment. As the Company and market continue to evolve, we plan to regularly assess the optimal use of our internally generated cash flow for the long-term benefit of our shareholders.”

Authorization of $100 Million Share Repurchase Program

Ranger’s Board of Directors has authorized a share repurchase program, under which the Company is authorized to repurchase up to $100 million of its outstanding Class A common stock. The share repurchase authorization is effective immediately and valid through March 31, 2023. This program is equivalent to approximately six percent of Ranger’s current market capitalization.(2)

The shares may be repurchased from time to time in open market transactions, through privately negotiated transactions, or by other means in accordance with federal securities laws. The Company intends to fund repurchases from available working capital and cash provided by operating activities. The timing, as well as the number and value of shares repurchased under the program, will be determined by the Company at its discretion and will depend on a variety of factors, including management’s assessment of the intrinsic value of the Company’s shares, the market price of the Company’s Class A common stock, general market and economic conditions, available liquidity, compliance with the Company’s debt and other agreements, and applicable legal requirements. The exact number of shares to be repurchased by the Company is not guaranteed, and the program may be suspended, modified, or discontinued at any time without prior notice.

About Ranger Oil Corporation

Ranger Oil is a pure-play independent oil and gas company engaged in the development and production of oil, NGLs, and natural gas, with operations in the Eagle Ford shale in South Texas. For more information, please visit our website at www.Rangeroil.com.

Cautionary Statements

This communication contains certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical facts are forward-looking statements, and such statements generally include, words such as “anticipate,” “target,” “guidance,” “assumptions,” “projects,” “forward,” “estimates,” “outlook,” “expects,” “continues,”, “project”, “intends,” “plans,” “believes,” “future,” “potential,” “may,” “foresee,” “possible,” “should,” “would,” “could,” “focus” and variations of such words or similar expressions, including the negative thereof, to identify that they are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include the expectations of plans, strategies and objectives of Ranger Oil Corporation, including the Company’s proposed share repurchase program and the projected timing, purchase price and number of shares purchased under such program, if at all. Because such statements include assumptions, risks, uncertainties, and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: the risk that the benefits of the acquisition of Lonestar may not be fully realized or may take longer to realize than expected, and that management attention will be diverted to integration-related issues; the impact of the COVID-19 pandemic, including reduced demand for oil and natural gas, economic slowdown, governmental actions, stay-at-home orders, interruptions to our operations or our customer’s operations; risks related to and the impact of actual or anticipated other world health events; our ability to satisfy our short-term and long-term liquidity needs, including our ability to generate sufficient cash flows from operations or to obtain adequate financing; our ability to maintain our relationships with our suppliers, service providers, customers, employees, and other third parties; our ability to execute our business plan in volatile commodity price environments; our ability to develop, explore for, acquire and replace oil and gas reserves and sustain production; changes to our drilling and development program; our ability to generate profits or achieve targeted reserves in our development and exploratory drilling and well operations; our ability to meet guidance, market expectations and internal projections, including type curves; the projected demand for and supply of oil, NGLs and natural gas; our ability to contract for drilling rigs, frac crews, materials, supplies and services at reasonable costs; our ability to renew or replace expiring contracts on acceptable terms; our ability to obtain adequate pipeline transportation capacity or other transportation for our oil and gas production at reasonable cost and to sell our production at, or at reasonable discounts to, market prices; the uncertainties inherent in projecting future rates of production for our wells and the extent to which actual production differs from that estimated in our proved oil and gas reserves; use of new techniques in our development, including choke management and longer laterals; drilling, completion and operating risks, including adverse impacts associated with well spacing and a high concentration of activity; our ability to convert drilling locations into reserves and production, if at all; the longevity of our currently estimated inventory; approval by our board of directors of any dividends or share repurchases; and other risks set forth in our filings with the Securities and Exchange Commission (“SEC”), including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Additional Information concerning these and other factors can be found in our press releases and public filings with the SEC. Many of the factors that will determine our future results are beyond the ability of management to control or predict. In addition, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The statements in this communication speak only as of the date of the communication. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law.

Footnotes

(1)

Net Debt is a non-GAAP measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.

(2)	Gives effect to the redemption of common units in our Up-C partnership subsidiary.

Net Debt

Net Debt is a non-GAAP financial measure that is defined as total principal amount of long-term debt excluding unamortized discount and debt issuance costs, less cash and cash equivalents. Long-term debt excludes non-recourse mortgage assumed with the Lonestar Acquisition. The most comparable financial measure to Net Debt under GAAP is principal amount of long-term debt. Net Debt is used by management as a measure of our financial leverage and should not be used by investors or others as the sole basis in formulating investment decisions as it does not represent the Company’s actual indebtedness.

	March 31, 2022	December 31, 2021
	(in millions)
Long-term debt	$528.0	$610.2
Cash and cash equivalents	(6.4)	(23.7)

Net Debt	$521.6	$586.5

Contact

Clay Jeansonne

Investor Relations

Ph: (713) 722-6540

E-Mail: Invest@rangeroil.com